                                                             Exh. 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Summit Design, Inc. on Form S-8 (i) of our report dated February 20, 1997 on the financial statements of TriQuest Design Automation, Inc. as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and for the period from inception, February 15, 1995, to December 31, 1995, which report is included in the Current Report on Form 8-K dated February 28, 1997 and (ii) of our report dated January 24, 1997, except for Note 14, for which the date is February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Summit Design, Inc, and its subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1996.




                                             /s/ Coopers & Lybrand L.L.P.



Portland Oregon
July 31, 1997